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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-91525, 333-59253 and 333-89884) pertaining to The SCPIE
Holdings Inc. Employee Stock Purchase Plan and The 2001 Amended and Restated Equity Participation Plan of SCPIE Holdings Inc., as amended, respectively, of our report dated February 20, 2003, with respect to the consolidated financial statements and schedules included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP
Los Angeles, California
March 27, 2003